                                                                    EXHIBIT 3.11

                              SUBLEASE AGREEMENT


     This Sublease Agreement entered into as of this 5th day of June, 1997 by and between Harrah's Operating Company, Inc., a Delaware corporation ("Harrah's") and Interactive Entertainment Limited, a Bermuda exempted company ("IEL").

                                  WITNESSETH:

     WHEREAS, Harrah's has leased from Weston management Company as Manager for Hampton Inns, Inc. (the "Landlord") certain premises known as Suite 215, 845 Crossover Lane, Memphis, Tennessee consisting of 9,408 square feet (the "Demised Premises") pursuant to that certain Standard Commercial Lease dated April 18, 1994 as amended (the "Lease");

     WHEREAS, IEL desires to sublease from Harrah's the Demised Premises, and Harrah's is willing to enter into this Sublease upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Demise and Use. Subject to all of the provisions of this Sublease, Harrah's demises and sublets to IEL and IEL takes and hires from Harrah's the Demised Premises, to be used by IEL solely for general office use. Up to three offices and one clerical work area in the Demised Premises may be shared by IEL with Harrah's or its sublessee (the "Cotenant") without any physical division. For any month in which a Cotenant occupies any of the Demised Premises, rent and expenses relating to the Demised Premises shall be shared pro rata by IEL and the Cotenant based on the relative number of IEL employees and Cotenant employees occupying the Demised Premises (the "Allocation Percentage") calculated, in IEL's case, by dividing the number of IEL employees occupying the Demised Premises by the total number of persons occupying the Demised Premises, and in the Cotenant's case, by dividing the number of Cotenant employees occupying the Demised Premises by the total number of persons occupying the Demised Premises.

     2. The Lease. The parties agree that their rights and duties regarding the Demised Premises are subordinate to the Lease. Except as modified, amended or supplemented by the Sublease, as against IEL, Harrah's shall have the rights and duties of the Landlord as provided in the Lease, and as against Harrah's, IEL shall have the rights and duties of Harrah's as provided in the Lease, as if Harrah's had been the lessor under the Lease and IEL the lessee under the Lease, except that with respect to services, repairs, reimbursements or other obligation required of the Landlord under the Lease, Harrah's sole obligation with respect thereto shall be to request the same and to use its best efforts to obtain same from the Landlord. A true and correct copy of the Lease is attached hereto as Exhibit A and is incorporated herein by reference. The parties agree that if there are any inconsistencies between the terms and conditions of the Lease and the terms and conditions herein contained, this Sublease will be the controlling document as regards matters solely between IEL and Harrah's and otherwise the Lease shall be the controlling document.

     3. Term. The initial term of this Sublease shall commence on June 6, 1997 and shall extend approximately twenty-three (23) months beyond the date of commencement or until April 30, 1999, unless earlier terminated or canceled pursuant to the terms of this Sublease.

     4. Purchase and Sale of Leasehold Improvements, Furniture, Fixtures and Equipment. Harrah's hereby agrees to sell and IEL hereby agrees to purchase for a total purchase price of $5,967.51, payable in cash on the date of delivery, the Leasehold Improvements, furniture, furnishings, fixtures and equipment installed by Harrah's in the Demised Premises and more particularly described in Exhibit B attached hereto and incorporate herein by reference (such improvements referred to herein as the "Demised Premised Improvements"). Harrah's shall execute and deliver to IEL a bill of sale conveying all of Harrah's right, title and interest in and to the Demised Premises Improvements subject to the interests of the Landlord under the Lease and of Harrah's under this Sublease. The Demised Premises Improvements are sold "AS IS", "WHERE IS", AND WITH NO WARRANTIES, EXPRESS OR IMPLIED, AS TO CONDITION, STATE OF REPAIR, FITNESS, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. Harrah's will assign to IEL existing warranties from manufacturers or suppliers covering the Demised Premises Improvements, if any. IEL shall provide and install office furniture and equipment at its own expense.

     5.   Rent.

     a. Monthly Rent. Subject to the provisions of this Paragraph 5, IEL shall pay Harrah's on the first day of each and every month of the term the sum of $10,976.00 without demand, demand having been expressly waived. IEL shall pay, as additional rent, all other sums due to the Landlord under the Lease. For any month during the term in which a Cotenant occupies any of the Demised Premises, the amount of monthly rent and expenses payable by IEL shall be reduced in accordance with the Allocation Percentage. If a Cotenant occupies any of the Demised Premises for a partial month, the amount of the rent reduction shall be prorated on a daily basis based on the actual number of days in that month.

     b. Common Use Items. For any month in which a Cotenant occupies the Demised Premises, the amount of monthly rent payable by IEL pursuant to Paragraph 5a shall be reduced in accordance with the Allocation Percentage on account of the Cotenant's use of the items described in Exhibit C attached hereto and incorporated herein by reference. If a Cotenant occupies the Demised Premises for a partial month, the amount of the rent reduction shall be prorated on a daily basis based on the actual number of days in that month.

     6.   Indemnification and Insurance.

     a. Indemnification. IEL agrees to protect, defend, reimburse, indemnify and hold Harrah's and the Landlord, their respective agents, employees and elected officers and each of them, free and harmless at all times from and against any and all claims, liability, expenses, losses, costs, fines and damages (including attorney fees) and causes of action of every kind and character by reason of any damage to property or the environment, or bodily injury (including death) incurred or sustained by any person, arising out of or incident to or in connection with IEL's performance under this Sublease, IEL's acts, omissions or operations hereunder, or in any way related to or arising out of IEL's use and occupation of the Demised Premises; provided, however, IEL shall not be responsible to Harrah's or the Landlord for damages resulting out of bodily injury or damages to property which IEL can establish as being attributable to either the sole negligence or willful act or omission of Harrah's or the Landlord, and their respective agents, employees or officers acting within the scope of their respective employments. This clause shall survive the termination of this Sublease.

     b. Insurance. IEL at its sole expense shall obtain and maintain in force during the term of this Sublease the insurance required by the Lease. With respect to insurance required under Exhibit B, Item 4, IEL shall cause the Landlord and Harrah's to be named as additional insureds. With respect to property insurance maintained by IEL, such policy(ies) shall contain a loss payable endorsement in favor of the Landlord, Harrah's and IEL, as their interests may appear.

     7. Observance and Performance of the Terms and Conditions of the Lease. IEL shall, at its own cost and expense, observe and perform all the obligations of Harrah's under the Lease, and IEL shall not do, or permit suffer to be done any act which is prohibited by the Lease, or which would in any way contravene or violate any term, convenant or condition of the Lease or would constitute a default thereunder; and IEL will indemnify Harrah's and hold it harmless from and against any such default; provided, however, that wherever there are time limits contained in the Lease pertaining to an event of default, the Lease shall be deemed amended for the purpose of this Sublease to provide for time limits of five (5) days less than those provided for in the Lease.

     8. Remedies of Harrah's. In the event of any default by IEL under this Sublease, including, without limitation, any failure of IEL to observe or perform any of the terms, convenants and conditions on its part to be observed or performed under the Lease, Harrah's shall have all of the rights and remedies against IEL that the Landlord has against Harrah's under the Lease or otherwise by law; provided, however, that IEL shall have fifteen (15) days to cure a default other than rent, and five (5) days after written notice to cure a default in paying rent, fees or other sums due. No such right or remedy shall be exclusive of any other right or remedy, but all such rights and remedies shall be deemed to be cumulative. Harrah's shall have the right, but not the obligation, to remedy any default by IEL under the terms of this Sublease (or under the Lease), at the sole cost and expense of IEL; and such cost and expense shall be recoverable by Harrah's from IEL, as additional rent, and shall be due and payable on the first day of the month next following the month in which such costs and expenses are incurred by Harrah's, plus interest at the legal rate from the time such costs and expenses were incurred to the date of the payment thereof by IEL to Harrah's. Harrah's remedying of any such default shall not be deemed to cure the default, and Harrah's shall thereafter remain entitled to all the rights and remedies provided for in this Sublease or in the Lease in the event of such default.

     9. Notices. Any notice, demands, requests or other communications under this Sublease shall be in writing and shall become effective when delivered by hand or received by overnight courier, telex, telecopy, telegram or registered first class mail, postage prepaid, addressed as follows:

     To Harrah's:      Harrah's Operating Company, Inc.
                       Attn:  Corporate Secretary
                       1023 Cherry Road
                       Memphis, Tennessee 38117

     To IEL:           Interactive Entertainment Limited
                       Attn: Michael A. Irwin
                       845 Crossover Lane, Suite 215
                       Memphis, TN 38117

     with a copy to:   Andrew W. McCune
                       Altheimer & Gray
                       10 South Wacker Drive
                       Chicago, IL 60606-7482

     10. Successors and Assigns. Notwithstanding anything to the contrary contained herein or in the Lease, IEL may assign this Sublease without Harrah's consent to IEL's successor in interest under that certain Plan of Merger and Amalgamation dated as of May 13, 1997, among IEL, SGI holding Corporation Limited and Sky Games International Limited, provided that said assignee assumes in full the obligations of IEL under this Sublease.

      11. Termination of Lease and Sublease. Should the Lease terminated during the term hereof for any reason, this Sublease shall terminate on the date of such termination of the Lease, with the same force and effect as if such termination date has been specified in this Sublease as the date of termination hereof.

     12. Prior Consent of Landlord. Anything to the contrary contained in this Sublease or the Lease notwithstanding, this Sublease is subject to the prior written consent of the Landlord and shall not become effective until Harrah's has received written consent in form and content satisfactory to Harrah's from the Landlord, with copy to IEL. Such approval shall not release Harrah's from its primary liability to the Landlord for fulfilling all obligations, terms and conditions of the Lease.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the day and year first above written.


ATTEST:                          HARRAH'S OPERATING COMPANY, INC.


                                 By: /s/ Neil F. Barnhart
-----------------------              -----------------------------
Secretary
                                 Title: Vice President
                                        --------------------------


ATTEST:                          INTERACTIVE ENTERTAINMENT LIMITED


/s/ Michael A. Irwin             By: /s/ Gordon Stevenson
-----------------------              -----------------------------
Assistant Secretary
                                 Title: President and CEO
                                        --------------------------

                                  Exhibit "A"

                           STANDARD COMMERCIAL LEASE

                        ARTICLE 1.00  BASIC LEASE TERMS

     1.01 Parties. This lease agreement ("Lease") is entered into by and between the following Lessor and Lessee:

Waston Management Company as Manager for Metropolitan Life Insurance Company           ("Lessor")
----------------------------------------------------------------------------------------
Embassy Suites, Inc., a Delaware Corporation                                            ("Lessee")
----------------------------------------------------------------------------------------


     1.02 Leased Premises. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises ("leased premises") as shown on the floor plan, Waston Job Number 93278, which upon completion of the final floor plan will be attached hereto and made a part hereof as Exhibit "A".

           9,408               (Approximate sq. ft.)           93278                     (Job no.)
-------------------------------                     -------------------------------------
Audubon Woods Business Campus, Building "D"                          (Name of building or project)
---------------------------------------------------------------------
845 Crossover Lane, Suite 215                                        (Street address/suite number)
---------------------------------------------------------------------
Memphis, Tennessee 38117                                               (City, State, and Zip Code)
----------------------------------------------------------------------

     1.03  Term.  Subject to and upon the conditions set forth herein, the term of this Lease shall commence on
(    May 1, 1994      the "commencement date"); and shall terminate  60   months
 ---------------------                                             ------
thereafter.

     1.04  Base Rent and Security Deposit.  Base rent is $ 10,976.00  per month.
                                                         -----------
Security deposit is $      -0-       .
                    -----------------
     1.05  Addresses.

                Lessor's Address:                                     Lessee's Address:
     6075 Poplar Avenue, Suite 322                              1023 Cherry Road
-----------------------------------------               -----------------------------------------
     Memphis, Tennessee 38119                                    Memphis, TN 38117
-----------------------------------------               -----------------------------------------
-----------------------------------------               -----------------------------------------

     1.06  Permitted Use.       General office use
                          -----------------------------------------------------------------------

                               ARTICLE 2.00 RENT
     2.01 Base Rent. Lessee agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in section 1.04 of this Lease, which amount shall be payable to Lessor at the address shown above. One monthly installment shall be due and payable on the date of execution of this Lease by Lessee for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date or completion date during the term of this Lease; provided, if the commencement date or the completion date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Lessee shall pay, as addditional rent, all other sums due under this Lease.

     2.02 Operating Expenses. In the event Lessor's operating expenses for the building and/or project of which the leased premises are a part shall, in any calendar year during the term of this Lease, exceed the actual operating expenses of the building during the calendar year 1996; Lessee agrees to pay as additional rent Lessee's pro rata share of such excess operating expenses. Lessor may invoice Lessee monthly for Lessee's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted each year based upon anticipated operating expenses. Within nine months following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this section. In the event the accounting shows that the total of the monthly payments made by Lessee exceeds the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by a refund. In the event the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in this Lease, during the year which the Lease terminates, Lessor, prior to the termination date, shall have the option to invoice Lessee for Lessee's pro rata share of the excess operating expenses based upon the previous year's operation expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Lessee shall have the right, at its own expense and within a reasonable time, to audit Lessor's books relevant to the additional rent payable under this section. Lessee agrees to pay any additional rent due under this section within ten days following receipt of the invoice or accounting showing additional rent due. See Item #2 of Exhibit "B" attached hereto and made a part hereof.

     2.03 Definition of Operating Expenses. The term "operating expenses" includes all expenses incurred by Lessor with respect to the maintenance and operation of the building of which the leased premises are a part, including, but not limited to, the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other utility charges; security, window washing and janitorial services; trash and snow removal; landscaping and pest control; management fees, wages and benefits payable to employees of Lessor whose duties are directly connected with the operation and maintenance of the building; all services, supplies, repairs, replacements or other expenses for maintaining and operating the building or project including parking and common areas; the cost, including interest, amortized over its useful life, of any capital improvement made to the building by Lessor after the date of this Lease which is required under any governmental law or regulation that was not applicable to the building at the time it was constructed; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the leased premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five years; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the building of which the leased premises are a part during the term of this Lease; and all insurance premiums Lessor is required to pay or deems necessary to pay, including public liability insurance, with respect to the building. The term operating expenses does not include the following; repairs, restoration or other work occasioned by fire, wind, the elements or other casualty; income and franchise taxes of Lessor, expenses incurred in leasing to or procuring of lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new lessees; interest or principal payments on any mortgage or other indebtedness of Lessor; compensation paid to any employee of Lessor above the grade of property manager; any depreciation allowance or expense; or operating expenses which are the responsibility of Lessee.

     2.04 Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day of the month next following the month in which Lessee was invoiced, a late payment charge of five percent of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

     2.05 Increase in Insurance Premiums. If an increase in any insurance premiums paid by Lessor for the building is caused by Lessee's use of the leased premises in a manner other than as set forth in section 1.06, or if Lessee vacates the leased premises and causes an increase in such premiums, then Lessee shall pay as additional rent the amount of such increase to Lessor.

     2.07 Holding Over. In the event that Lessee does not vacate the leased premises upon the expiration or termination of this Lease, Lessee shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as base rental for the period of such holdover an amount equal to 1.5 times the base rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease. Lessee agrees to vacate and deliver the leased premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. The rental payable during the holdover period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without the consent of Lessor, shall operate to extend the term of this Lease. See Item #5 of Exhibit "B" attached hereto and made a part hereof.

                        ARTICLE 3.00  OCCUPANCY AND USE

     3.01 Use. Lessee warrants and represents to Lessor that the leased premises shall be used and occupied only for the purpose as set forth in section
1.06. Lessee shall occupy the leased premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Lessee shall not permit any operation which emits any odor or matter which intrudes into other portions of the building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Lessor in its management of the building, Lessee shall neither permit any waste on the leased premises nor allow the leased premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the building.

     3.02 Signs. No sign of any type or description shall be erected, placed or painted in or about the leased premises or project except those signs submitted to Lessor in writing and approved by Lessor in writing, and which signs are in conformance with Lessor's sign criteria established for the project.

     3.03 Compliance with Laws, Rules and Regulations. Lessee, at Lessee's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the leased premises. Lessee will comply with the rules and regulations of the building adopted by Lessor which are set forth on a schedule attached to this Lease. Lessor shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the building or the leased premises. All changes and amendments to the rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

     3.04 Warranty of Possession. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the leased premises during the full term of this Lease as well as any extension or renewal thereof. Lessor shall not be responsible for the acts or omissions of any other lessee or third party which are beyond Lessor's reasonable control, that may interfere with Lessee's use and enjoyment of the leased premises.

     3.05 Inspection. Lessor or its authorized agents shall at any and all reasonable times have the right to enter the leased premises to inspect the same, to supply janitorial service or any other service to be provided by Lessor, to show the leased premises to prospective purchasers or lessees, and to alter, improve or repair the leased premises or any other portion of the building as may reasonably be necessary. Lessee hereby waives any claim for damages for injury or inconvenience to or interference with Lessee's business, any loss of occupancy or use of the leased premises, and any other loss occasioned thereby. Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the leased premises. Lessee shall not change Lessor's lock system or in any other manner prohibit Lessor from entering the leased premises. Lessor shall have the right to use any and all means which Lessor may deem proper to open any door in an emergency without liability therefor.

                      ARTICLE 4.00  UTILITIES AND SERVICE

     4.01 Building Services. Lessor shall provide water and electricity for Lessee during the terms of this Lease. Lessee shall pay all telephone charges. Lessor shall furnish Lessee hot and cold water at those points of supply provided for general use of other lessees in the building, central heating and air conditioning in season (at times Lessor normally provides these services to other lessees in the building, and at temperatures and in amounts as are considered by Lessor to be standard or in compliance with any governmental regulations, such service on Saturday afternoons, Sundays, evenings and holidays to be furnished only upon the request of Lessee, who shall bear the entire cost). Lessor shall also provide routine maintenance, painting and electric lighting service for all public areas and special service areas of the building in the manner and to the extent deemed by Lessor to be standard. Lessor may, in its sole discretion, provide additional services not enumerated herein. Temporary failure by Lessor to any extent to provide these defined services or any other services not enumerated, or any cessation thereof, shall not render Lessor liable in any respect for damages to either person or property, be construed as an eviction of Lessee, work an abatement of rent or relieve Lessee from fulfillment of any covenant in this Lease. Should any of the equipment or machinery break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of rent on account of any interruption in service occasioned from the repairs. See Item #6 of Exhibit "B" attached hereto and made a part hereof. Lessor reserves the right from time to time to make changes in the utilities and services provided by Lessor to the building.

     4.02 Theft or Burglary. Lessor shall not be liable to Lessee for losses to Lessee's property or personal injury caused by criminal acts or entry by unauthorized persons into the leased premises or the building, except as may be caused by Lessor's gross negligence of willful misconduct.

     4.03 Janitorial Service. Lessor shall furnish janitorial services to the leased premises and public areas of the building five times per week during the term of this Lease, excluding holidays. Lessor shall not provide janitorial service to kitchens or storage areas included in the leased premises.

     4.04 Excessive Utility Consumption. Lessee shall pay all utility costs occasioned by electrodata processing machines, telephone equipment, computers and other equipment of high electrical consumption, including without limitation, the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or submeters, transformers, poles, air conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity or power available to the leased premises.

     4.05 Window Coverings. Lessor shall furnish and install window coverings on all exterior windows to maintain a uniform exterior appearance. Lessee shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the building. Lessee may install lined or unlined over draperies on the interior sides of the Lessor furnished window coverings for interior appearance or to reduce light transmission, provided such over draperies do not affect the exterior appearance of the building or affect the operation of the building's heating, ventilating and air conditioning systems.

     4.06 Charge for Service. All costs of Lessor for providing the services set forth in article 4.00 (except those charges paid by Lessee pursuant to section 4.04) shall be subject to the additional rent provisions in section 2.02.

                     ARTICLE 5.00  REPAIRS AND MAINTENANCE

     5.01 Lessor Repairs. Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the leased premises or the project during the term of this Lease except as are set forth in this section. Lessor shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, windows and other structures or equipment serving the leased premises. Lessor's cost of maintaining and repairing the items set forth in this section are subject to the additional rent provisions in section 2.02. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease.

     5.02 Lessee Repairs. Lessee shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the leased premises caused by any act or omission of Lessee or Lessee's agents, employees, invitees, licensees or visitors; provided, however, if Lessee fails to make the repairs or replacements promptly, Lessor may, at its option, make the repairs or replacements, and the costs of such repairs or replacements shall be charged to Lessee as additional rent and shall become payable by Lessee with the payment of the rent next due hereunder.

     5.03 Request for Repairs. All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address in section 1.05.

     5.04 Lessee Damages. Lessee shall not allow any damage to be committed on any portion of the leased premises or building, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall return the leased premises to Lessor in as good condition as existed at the commencement date of this Lease, ordinary wear and tear excepted. The reasonable cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Lessee.

                  ARTICLE 6.00  ALTERATIONS AND IMPROVEMENTS

     6.01 Lessor Improvements. If construction to the leased premises is to be performed by Lessor prior to or during Lessee's occupancy, Lessor will complete the construction of the improvements to the leased premises in accordance with plans and specifications agreed to by Lessor and Lessee, which plans and specifications are made a part of this Lease by reference. Within seven days of receipt of plans and specifications, Lessee shall execute a copy of the plans and specifications and, if applicable, change orders setting forth the amount of any costs to be borne by Lessee. In the event Lessee fails to execute the plans and specifications and change order within the seven day period, Lessor may, at its sole option, declare this Lease cancelled or notify Lessee that the base rent shall commence on the completion date even though the improvements to be constructed by Lessor may not be complete. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by Lessor and Lessee and shall constitute an amendment to this Lease.

     6.02 Lessee Improvements. Lessee shall not make or allow to be made any alterations or physical additions in or to the leased premises without first obtaining the written consent of Lessor, which consent may in the sole and absolute discretion of Lessor be denied. Any alterations, physical additions or improvements to the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease; provided, however, Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations made without Lessor's consent in order to restore the leased premises to the condition existing at the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee. This clause shall not apply to moveable equipment or furniture owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Lessor.

     6.03 Mechanics Lien. Lessee will not permit any mechanic's or materialman's lien(s) or other lien to be placed upon the leased premises or the building and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the leased premises, or any part thereof, nor as giving Lessee any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's, materialman's or other lien against the leased premises. In the event any such lien is attached to the leased premises, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, obtain the release of or otherwise discharge the same. Any amount paid by Lessor for any of the aforesaid purposes shall be paid by Lessee to Lessor on demand as additional rent.

                     ARTICLE 7.00  CASUALTY AND INSURANCE

     7.01 Substantial Destruction. If the leased premises should be totally destroyed by fire or other casualty, or if the leased premises should be damaged so that rebuilding cannot reasonably be completed within sixty working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

     7.02 Partial Destruction. If the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within sixty working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, and Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the same condition in which they existed prior to the damage. If the leased premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the leased premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within sixty working days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall cease to exist.

     7.03 Property Insurance. Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the building against all risk of direct physical loss in an amount equal to at least ninety percent of the full replacement cost of the building structure and its improvements as of the date of the loss; provided, Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the leased premises, any fixtures installed or paid for by Lessee upon or within the leased premises, or any improvements which Lessee may construct on the leased premises. Lessee shall have no right in or claim to the proceeds of any policy of insurance maintained by Lessor even though the cost of such insurance is borne by Lessee as set forth in Article 2.00.

     7.04 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the leased premises, improvements to the building of which the leased premises are a part, or personal property within the building, by reason of fire or the elements, regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Lessor and Lessee agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

     7.05 Hold Harmless. Lessor shall not be liable to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the leased premises caused by any act or omission of Lessee, its agents, servants or employees, or of any other person entering upon the leased premises under express or implied invitation by Lessee, or caused by the improvements located on the leased premises becoming out of repair, the failure or cessation of any service provided by Lessor (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the leased premises. Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury. See item #7 of Exhibit "B" attached hereto and made a part hereof.

                          ARTICLE 8.00  CONDEMNATION

     8.01 Substantial Taking. If all or a substantial part of the leased premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

     8.02 Partial Taking. If a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in section 8.01 above, Lessor shall at Lessor's sole risk and expense, restore and reconstruct the building and other improvements on the leased premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

                     ARTICLE 9.00  ASSIGNMENT OR SUBLEASE

     9.01 Lessor Assignment. Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the building. Any such sale, transfer or assignment shall operate to release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

     9.02 Lessee Assignment. Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment or mortgage or pledge the same, or sublet the leased premises, in whole or in part, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, and in no event shall any such assignment or sublease ever release Lessee or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the leased premises or any portion thereof may assign or sublet the leased premises or any portion thereof.

     9.03 Conditions of Assignment. If Lessee desires to assign or sublet all or any part of the leased premises, it shall so notify Lessor at least thirty days in advance of the date on which Lessee desires to make such assignment or sublease. Lessee shall provide Lessor with a copy of the proposed assignment or sublease and such information as Lessor might request concerning the proposed sublessee or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen days after Lessor's receipt of Lessee's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Lessor shall have the following options: (1) cancel this Lease as to the leased premises or portion thereof proposed to be assigned or sublet; (2) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Lessee shall pay to Lessor all such excess rent and other excess consideration within ten days following receipt thereof by Lessee; or (3) refuse, in its sole and absolute discretion and judgment, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Lessor gives Lessee written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the leased premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the leased premises to secure payment of such sums. Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or a release of Lessee or any guarantor from the further performance of its obligations under this Lease. See Item #3 of Exhibit "B" attached hereto and made a part hereof.

     9.04 Subordination. Lessee accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the building or project and to all existing recorded restrictions, covenants, easements and agreements with respect to the building or project. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the leased premises, and Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the leased premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and, if requested by the Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Lessor.
See Item #8 of Exhibit "B" attached hereto and made a part hereof.

     9.05 Estoppel Certificates. Lessee agrees to furnish, from time to time, within 15 days after receipt of a request from Lessor or Lessor's mortgagee, a statement certifying, if applicable, the following: Lessee is in possession of the leased premises; the leased premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; Lessee has no knowledge of an existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor's mortgagee. Lessee's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Lessor, that Lessor is not in default of any of its obligations under this Lease to Lessee's knowledge, and that Lessor has not received more than one month's rent in advance.

                              ARTICLE 10.00 LIENS

     10.01 Landlord's Lien. As security for payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the leased premises. If Lessee abandons or vacates any substantial portion of the leased premises or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Lessor may enter upon the leased premises, by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the personal property sold. The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease. Any excess remaining shall be paid to Lessee or any other person entitled thereto by law.

     10.02 Uniform Commercial Code. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the leased premises are situated. Lessor, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Lessee's property, now or hereafter located upon the leased premises, which may be granted a secured party, as that term is defined, under the Uniform Commercial Code to secure to Lessor payment of all sums due and the full performance of all Lessee's covenants under this Lease.

                      ARTICLE 11.00  DEFAULT AND REMEDIES

     11.01 Default by Lessee. The following shall be deemed to be events of default by Lessee under this Lease; (1) Lessee shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease and such failure is not cured within ten days after written notice to Lessee; (2) Lessee shall abandon any substantial portion of the leased premises; (3) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within 20 days after written notice to Lessee; (4) Lessee shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Lessee shall do or permit to be done any act which results in a lien being filed against the leased premises or the building and/or project of which the leased premises are a part.

     11.02 Remedies for Lessee's Default. Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand. (1) Lessor may enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages, and relet the leased premises on behalf of Lessee and receive the rent directly by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the leased premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it in order to relet the leased premises, including, but not limited to, remodeling and repair costs. (2) Lessor may enter upon the leased premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this Lease caused by the negligence of Lessor or otherwise. (3) Lessor may terminate this Lease, in which event Lessee shall immediately surrender the leased premises to Lessor, and if Lessee fails to surrender the leased premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this section, whether through inability to relet the leased premises on satisfactory terms or otherwise. Notwithstanding any other remedy set forth in this Lease, in the event Lessor has made rent concessions of any type or character, or waived any base rent, and Lessee fails to take possession of the leased premises on the commencement or completion date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent, shall be cancelled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the base rent shall not relieve Lessee of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under section 2.02. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, and no other act or omission of Lessor shall be construed as a termination of this Lease.

                           ARTICLE 12.00  RELOCATION



                          ARTICLE 13.00  DEFINITIONS

     13.01 Abandon. "Abandon" means the vacating of all or a substantial portion of the leased premises by Lessee, whether or not Lessee is in default of the rental payments due under this Lease.

     13.02 Act of God or Force Majeure. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

     13.03 Building or Project. "Building" or "project" as used in this Lease means the building and/or project described in section 1.02, including the leased premises and the land upon which the building or project is situated.

     13.04 Commencement Date. "Commencement date" shall be the date set forth in section 1.03. The commencement date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession.

     13.05 Completion Date. "Completion date" shall be the date on which the improvements erected and to be erected upon the leased premises shall have been completed in accordance with the plans and specifications described in article
6.00. The completion date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession. Lessor shall use its best efforts to establish the completion date as the date set forth in section 1.03. In the event that the improvements have not in fact been completed as of that date, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary and shall notify Lessee in writing as soon as it deems such corrective action has been completed and the improvements are ready for occupancy. Upon completion of construction, Lessee shall deliver to Lessor a letter accepting the leased premises as suitable for the purposes for which they are let and the date of such letter shall constitute the commencement of the term of this Lease. Whether or not Lessee has executed such letter of acceptance, taking possession of the leased premises by Lessee shall be deemed to establish conclusively that the improvements have been completed in accordance with the plans and specifications, are suitable for the purposes for which the leased premises are let, and that the leased premises are in good and satisfactory condition as of the date possession was so taken by Lessee, except for latent defects, if any.

     13.06 Square Feet. "Square feet" or "square foot" as used in this Lease includes the area contained within the leased premises together with a common area percentage factor of the leased premises proportionate to the total building area.

                         ARTICLE 14.00  MISCELLANEOUS

     14.01 Waiver. Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in article 11.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

     14.02 Act of God. Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Lessee.

     14.03 Attorney's Fees. In the event either party defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the other party places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the leased premises the defaulting party agrees to pay the prevailing party costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.

     14.04 Successors. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the leased premises.

     14.05 Rent Tax. If applicable in the jurisdiction where the leased premises are situated. Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

     14.06 Captions. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

     14.07 Notice. All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth in section 1.05. All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth in section 1.05, or at any other address within the United States as Lessee may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in section 1.05.

     14.08 Submission of Lease. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Lessor and Lessee.

     14.09 Corporate Authority. If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the leased premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Lessee.

     14.10 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     14.11 Lessor's Liability. If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the right, title and interest of Lessor in the building as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor shall be liable for any deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor nor any person or entity comprising Lessor other than its interest in the building as herein expressly provided.

     14.12 Indemnity. Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessor. Lessee agrees to indemnify and hold harmless Lessor from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee.

             ARTICLE 15.00  AMENDMENT AND LIMITATION OF WARRANTIES

     15.01 Entire Agreement. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

     15.02 Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

     15.03 Limitation of Warranties. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

                        ARTICLE 16.00  OTHER PROVISIONS

  16.01 See Exhibit "B", Addendum to Lease, attached hereto and made a part hereof.







                           ARTICLE 17.00  SIGNATURES

SIGNED at  Memphis, Tennessee        this 18th day of April   , 1994
         ---------------------------      ----        --------    --

               LESSOR                                LESSEE

Weston Management Company as Manager for       Embassy Suites, Inc.
----------------------------------------     -------------------------

Metropolitan Life Insurance Company             a Delaware Corporation
----------------------------------------     -------------------------

By:  David C. Peck                           By:  Neil F. Barnhast
----------------------------------------     -------------------------
     David C. Peck, President                     Vice President
----------------------------------------     -------------------------
   (Type Name and Title)                       (Type Name and Title)

                             RULES AND REGULATIONS

1. Lessor agrees to furnish Lessee two keys without charge. Additional keys will be furnished at a nominal charge. Lessee shall not change locks or install additional locks on doors without prior written consent of Lessor. Lessee shall not make or cause to be made duplicates of keys procured from Lessor without prior approval of Lessor. All keys to leased premises shall be surrendered to Lessor upon termination of this Lease.

2. Lessee will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the leased premises for Lessee to Lessor for Lessor's approval before performance of any contractual service. Lessee's contractors and installation technicians shall comply with Lessor's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the leased premises or project, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the leased premises or project.

3. Lessee shall not at any time occupy any part of the leased premises or project as sleeping or lodging quarters.

4. Lessee shall not place, install or operate on the leased premises or in any part of the building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the leased premises or project any explosives, gasoline, kerosene, oil, acids, causties, or any flammable, explosive or hazardous material without written consent of Lessor.

5. Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from the leased premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

6. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the leased premises or project.

7. Employees of Lessor shall not receive or carry messages for or to any Lessee or other person or contract with or render free or paid services to any Lessee or to any of Lessee's agents, employees or invitees.

8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Lessee's agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

11. Nothing shall be thrown out of the windows of the building or down the stairways or other passages.

12. Lessee and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Lessor. Lessee shall furnish Lessor with state automobile license numbers of Lessee's vehicles and its employees' vehicles within five days after taking possession of the leased premises and shall notify Lessor of any changes within five days after such change occurs. Lessee shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the leased premises or project. If Lessee or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor, after giving written notice to Lessee of such violation, shall have the right to remove such vehicles at Lessee's expense.

13. Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Lessor. Failure to observe the rules and regulations shall terminate Lessee's right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal of impoundment of a vehicle shall create any liability on Lessor or be deemed to interfere with Lessee's right to possession of its leased premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must by observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Lessor. Parking stickers or other forms of identification supplied by Lessor shall remain the property of Lessor and not the property of Lessee and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damages to vehicles or persons is assumed by the owner of the vehicle or its driver.

14. Movement in or out of the building of furniture or office supplies and equipment, or dispatch to receipt by Lessee of any merchandise or materials which requires use of elevators or stairways, or movement through the building entrances or lobby, shall be restricted to hours designated by Lessor. All such movement shall be under supervision of Lessor and carried out in the manner agreed between Lessee and Lessor by prearrangement before performance. Such prearrangement will include determination by Lessor of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Lessee assumes, and shall indemnify Lessor against, all risks and claims of damage to persons and properties arising in connection with any said movement, other than damage caused by Lessor's negligence or misconduct.

15. Lesssor shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

16. Lessee shall not lay floor covering within the leased premises without written approval of the Lessor. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17. Lessee agrees to cooperate and assist Lessor in the prevention of canvassing, soliciting and peddling within the building or project.

18. Lessor reserves the right to exclude from the building or project, between the hours or 6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the building or project security personnel and who do not present a pass to the building signed by the Lessee. Each Lessee shall be responsible for all persons for whom he supplies a pass.

19. It is Lessor's desire to maintain in the building or project the highest standard of dignity and good taste consistent with comfort and convenience for Lessees. Any action or condition not meeting this high standard should be reported directly to Lessor. Your cooperation will be mutually beneficial and sincerely appreciated. Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the leased premises and for the preservation of good order therein.

                    ACKNOWLEDGMENTS FOR LESSOR AND LESSEE

STATE OF             )
                     )ss.
COUNTY OF            )

     BEFORE ME, the undersigned Notary Public in and for the State and County aforesaid, personally appeared Neil Barnhart with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence) and who, upon oath, acknowledged himself to be the Vice President of Embassy Suites, Inc., a Delaware Corporation the within named bargainor, a corporation and that he as such Vice President executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such Vice President.

     WITNESS my hand and Official Seal at office this 29th day of March, 1994.


                                      Michael R. Brown
                                -----------------------------
                                        Notary Public

My Commission Expires:



MY COMMISSION EXPIRES SEPT. 17, 1996
------------------------------------


STATE OF TENNESSEE   )
                     ) ss.
COUNTY OF SHELBY     )


     BEFORE ME, the undersigned Notary Public in and for the State and County aforesaid, personally appeared David C. Peck with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence) and who, upon oath, acknowledged himself to be the President of Weston Management Company, the within named bargainor, a corporation, and that he as such President, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such President.


     WITNESS my hand and Official Seal at office this 18th day of April, 1994.


                                                Karen Cray Carter
                                        ------------------------------
                                                Notary Public


My Commission Expires:

                                  EXHIBIT "B"

                               ADDENDUM TO LEASE
                                    between
                   WESTON MANAGEMENT COMPANY AS MANAGER FOR
                  METROPOLITAN LIFE INSURANCE COMPANY, LESSOR

                                      and

             EMBASSY SUITES, INC., A DELAWARE CORPORATION, LESSEE

1. Finish Allowance: It is agreed and understood Lessor will furnish Lessee a finish allowance of up to $11.00/rentable square foot for the completion of the construction of the improvements as specified on floor plan as Weston Job Number 93278, which upon completion of final design and layout will be attached hereto and made a part hereof as Exhibit "A". Any amount in excess of the said finish allowance, including change orders, shall be paid to Lessor by Lessee in cash upon completion of the improvements and prior to occupancy of the premises. Any amount due from Lessee will be invoiced when the work is released for construction and payment in full is due on the completion date. After thirty (30) days, past due payments will have interest added to the unpaid balance at a rate of 1 1/2% per month until payment, including any added interest, is received in full.

2. Section 2.02 Operating Expenses: For the purposes of this Lease, the Lessor reserves the right to appeal the 1993 real estate taxes, and in the event the appeal with the taxing authority produces a reduction in real estate taxes for the year 1993, the expense stop as set forth in Section 2.02 of this Lease shall be reduced accordingly whether the appeal is successful in 1993 or in a succeeding year.

3. Section 9.03 Conditions of Assignment: Anything in Article 9.00 Assignment or Sublease to the contrary notwithstanding, Lessee shall have the right to assign this Lease or sublet the leased premises without the consent of the Lessor to (a) an affiliate or subsidiary of Lessee, (b) an entity with which Lessee is merged or consolidated, or (c) an entity which purchases substantially all of Lessee's assets by stock purchase or otherwise, provided such assignee or sublessee shall continue to use the leased premises for the same purposes and in substantially the same manner as Lessee, and provided further that the assignee's or sublessee's financial strength meets Lessor's financial requirements. Lessee must give Lessor thirty (30) days written notice of such assignment or sublease as set forth herein. No such assignment or subletting shall be construed to constitute a novation or release Lessee from any obligation or liability under this Lease unless such release shall be in writing and signed by Lessor. No such assignee or sublessee may assign or sublet the leased premises or any portion thereof without the prior written consent of Lessor.

4. Insurance: Lessee shall at Lessee's expense, obtain and keep in force at all times during the term of this Lease, comprehensive general liability insurance including, property damage on an occurrence basis with limits of not less than One Million Dollars (1,000,000) combined single limit insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the leased premises and all areas appurtenant thereto. The limit of said insurance shall not, however, limit the liability of the Lessee hereunder. Lessee may carry said insurance under a blanket policy providing an endorsement naming Lessor as an additional insured is attached thereto.

5. Section 2.07 Holding Over: If Lessee holds over with the written consent of Lessor, the holdover rent shall be at a rate negotiated by Lessee and Lessor.

Page 2
Addendum to Lease Agreement
Embassy Suites, Inc.



6. Section 4.01 Building Services: however, if such failure is within the reasonable control of Lessor and not subject to the provisions of Section
     14.02 of the Lease, Lessee upon giving written notice to Lessor of such failure and the failure of Lessor to use its best efforts to provide such service, may take reasonable necessary action to provide such services. The cost of such repair shall be reimbursed to Lessee by Lessor within ten
     (10) days upon receipt of an invoice from Lessee with paid receipts or other evidence substantiating the actual cost of the work performed.

7. Section 7.05 Hold Harmless: This clause shall not apply to negligent acts or negligent omissions of Lessor or Lessor's agents, contractors or employees.

8. Section 9.04 Subordination: Lessor will use reasonable and diligent effort to obtain a non-disturbance agreement for Lessee from any future mortgagee or lien holder. Lessor covenants that as of the date hereof there is no mortgage deed or trust or ground and/or building leases constituting a lien against the land and/or building.


SIGNED by Lessor at Memphis, this 18th day of April, 1994.


             LESSOR                                  LESSEE

Weston Management Company as Manager for     Embassy Suites, Inc.
Metropolitan Life Insurance Company          a Delaware Corporation
----------------------------------------     ----------------------------------

BY:  David C. Peck                           BY: Neil F. Barnhart
   -------------------------------------     ----------------------------------
TITLE:                                       TITLE:  VP
      ----------------------------------            ---------------------------

                            LEASEHOLD IMPROVEMENTS
                            ----------------------

Asset #                  Description             NBV 6-1-97
-------                 ------------             ----------

   5               Fire Extinguisher             $   77.95

   6               Ice Cuber                        359.50

   8               Refrigerator (Partial)           142.89

   9               Refrigerator (Partial)           259.79

  11               Voice & Data Wiring               53.39

  13               Voice & Data Wiring               81.10

  14               Voice & Data Wiring               38.81

  15               Paging System                  4,526.31

  51               Window Film                      427.77
                                                 ---------
                   TOTAL                         $5,967.51

                                                                       EXHIBIT C


Value of common use items at Audubon Woods

                                                     NBV 6/1/97          Months        Per Month
                                                     ----------          ------        ---------
                                                               5/31/97 - 4/30/99

Common Leasehold Improvements:
------------------------------

     Fire Extinguisher                                  77.95                23             3.39
     Ice Cuber                                         359.50                23            15.63
     Partial Refrigerator                              142.89                23             6.21
     Partial Refrigerator                              259.79                23            11.30
     Voice & Data Wiring                                53.39                23             2.32
     Voice & Data Wiring                                81.10                23             3.53
     Voice & Data Wiring                                38.81                23             1.69
     Paging System                                   4,526.31                23           196.80
     Carpet                                          5,890.97                23           256.13
     Carpet Installation                             6,626.50                23           288.11
     China, Silverware for Breakroom                   154.87                23             6.73
     Tables for Breakroom                              173.10                23             7.53
     Conference Room Chairs                          2,680.59                23           116.55
     Conference Room Tables                            897.00                23            39.00

Other Common Use Items:
-----------------------

     Alarm System (monitoring (WAG)                                                        25.00
     Copy Machine Plus Supplies (per Margaret)                                            400.00
          Konica is $300/month = tax = .008 per copy
     Coffee Service/Breakroom Supplies @ .50/ea/da (WAG)                                  195.00
                                                                                          ------

Total Monthly Charge                                                                   $1,574.90
                                                                                       =========